Exhibit 32.2

THERMO FISHER SCIENTIFIC INC.

CERTIFICATION REQUIRED BY EXCHANGE ACT RULES 13a-14(b) and 15d-14(b),
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Thermo Fisher Scientific Inc. (the “Company”) for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Peter M. Wilver, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to Securities Exchange Act of 1934 Rules 13a-14(b) and 15d-14(b), that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  February 29, 2012

/s/ Peter M. Wilver
Peter M. Wilver
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Thermo Fisher Scientific Inc. and will be retained by Thermo Fisher Scientific Inc. and furnished to the Securities and Exchange Commission or its staff upon request.